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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of INTAC International, Inc. for the registration of 3,800,000 shares of common stock, which is expected to be filed on or about June 23, 2004, and to the incorporation by reference therein of our report dated January 31, 2004, with respect to the consolidated financial statements of INTAC International, Inc. included in its Annual Report (Form 10-KSB) for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission.

        KBA Group LLP

Dallas, Texas
June 23, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS